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                                                                   EXHIBIT 10.48

                               SERVICING AGREEMENT

                                      among

                          WFS RECEIVABLES CORPORATION 2

                                       and

                                WFS FINANCIAL INC

                           Dated as of August 20, 2004

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      This SERVICING AGREEMENT, dated as of August 20, 2004 , is among WFS
Financial Inc (the "Servicer") and WFS Receivables Corporation 2 ("WFSRC2" ).

      WHEREAS, WFSRC2 acquires portfolios of receivables arising in connection with automobile retail installment sales contracts and installment loans primarily originated by motor vehicle dealers from time to time; and desires to have them serviced by Servicer ;

      WHEREAS, the Servicer is willing to service such receivables pursuant to the terms hereof.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

      Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

      "Bank" means Western Financial Bank, a federal savings bank.

      "Business Day" means any day that is not a Saturday, Sunday or other day on which banking institutions in Los Angeles, California, are authorized or obligated by law, executive order or government decree to remain closed.

      "Closing Date" means each such date as specified in the Schedule(s) attached hereto.

      "Collection Account" means the bank account or general ledger account established and maintained as such pursuant to Section 4.01.

      "Contract" means each retail installment sales contract and security agreement or installment loan agreement and security agreement which has been executed by an Obligor and pursuant to which such Obligor purchased, financed or pledged the Financed Vehicle described therein, agreed to pay the deferred purchase price (i.e., the purchase price net of any down payment) or amount borrowed, together with interest, as therein provided in connection with such purchase or loan, granted a security interest in such Financed Vehicle, and undertook to

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perform certain other obligations as specified in such Contract and which has been conveyed to WFSRC2 pursuant to this Agreement.

      "Contract Documents" means, with respect to each Contract, (i) the original of the Contract; (ii) either the original Title Document for the related Financed Vehicle or a duplicate copy thereof issued or certified by the Registrar of Titles which issued the original thereof, together with evidence of perfection of the security interest in the related Financed Vehicle granted by such Contract, as determined by the Servicer to be permitted or required to perfect such security interest under the laws of the applicable jurisdiction ;
(iii) any agreements modifying the Contract (including, without limitation, any extension agreements); and (iv) documents evidencing the existence of physical damage insurance covering such Financed Vehicle.

      "Contract Files" means the Contract Documents and all other papers and computerized records customarily kept by the Servicer in servicing contracts and loans comparable to the Contracts.

      "Distribution Date" means the calendar day specified by the Servicer, which shall be no later than the 15th calendar day of each month or, if any such date shall not be a Business Day, the next succeeding Business Day.

      "Due Period" means, with respect to any Distribution Date, the one-month period commencing on the first day of the first month preceding the month in which such Distribution Date occurs (or from the Closing Date in the case of the first Distribution Date) to the last day of the month immediately preceding the month in which such Distribution Date occurs.

      "Financed Vehicle" means, as to any Contract, an automobile or light-duty truck, together with all accessions thereto, securing the related Obligor's indebtedness under such Contract.

      "Insolvency Event" means, with respect to a specified Person, (i) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of such Person in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (ii) the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (iii) the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now or hereinafter in effect, or any other present or future federal or state, bankruptcy, insolvency or similar law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official for such Person or for any substantial part of its property, or the making by such Person of an assignment for the benefit of creditors or the failure by such Person generally to pay its debts as such debts become due or the taking of corporate action by such Person in furtherance of any the foregoing.

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      "Insurance Policy" means, with respect to a Financed Vehicle, the policies of comprehensive and collision insurance and the LDI Policy.

      "Insurance Proceeds" means proceeds paid pursuant to any Insurance Policy and amounts (exclusive of rebated premiums) paid by any insurer under any other insurance policy related to a Financed Vehicle, a Contract or an Obligor.

      "LDI Policy" means the limited dual interest policy providing coverage for physical damage to, or loss of, a Financed Vehicle.

      "Maturity Date" means, with respect to any Contract, the date on which the last scheduled payment of such Contract shall be due and payable (after giving effect to all Prepayments received prior to the date of determination) as such date may be extended pursuant to Section 3.02.

      "Monthly P&I" means, with respect to any Contract, the amount of each monthly installment of principal and interest payable to the Person to whom the Obligor is indebted under such Contract in accordance with the terms thereof, exclusive of any charges allocable to the financing of any insurance premium and charges which represent late payment charges or extension fees.

"Net Collections" means, with respect to any Distribution Date and the related Due Period, all amounts collected on or in respect of the Contracts during such Due Period, including, Monthly P&I, and Insurance Proceeds (only to the extent of the related Net Insurance Proceeds), less any amount retained by the Servicer as compensation pursuant to Section 3.07.

      "Net Insurance Proceeds" means, with respect to any Contract, Insurance Proceeds net of any such amount applied to the repair of the related Financed Vehicle, released to the related Obligor in accordance with the normal servicing procedures of the Servicer or representing expenses incurred by the Servicer and recoverable hereunder.

      "Obligor" on a Contract means purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Contract.

      "Outstanding" means a Contract that has not reached its Maturity Date, has not been fully prepaid or has not been repurchased pursuant to Section 3.06.

      "Person" means a legal person, including any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Prepayment" means any of the following: (i) payment to the Servicer of 100% of the outstanding Principal Balance of a Contract together with all accrued and unpaid interest thereon to the date of such payment, or (ii) payment by the Servicer, of the purchase price of a Contract in connection with the purchase of a Contract pursuant to Section 3.06.

      "Principal Balance" means with respect to a Contract that is a (i) Rule of 78's Contract, the total outstanding amount of Monthly P&I, less any unearned interest, as of the date the

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Principal Balance is calculated and (ii) Simple Interest Contract, the actual principal balance under the terms thereof.

      "Registrar of Titles" means the agency, department or office having the responsibility for maintaining records of titles to motor vehicles and issuing documents evidencing such titles in the jurisdiction in which a particular Financed Vehicle is registered.

      "Rule of 78's Contract" means a Contract as to which payments thereunder are applied on the basis of the Rule of 78's.

      "Schedule of Contracts" means the list or lists of Contracts described in each Schedule(s) which Schedule(s) are incorporated by reference to to this Agreement. Each such Schedule of Contracts shall be in such medium as stated herein and (i.e., paper, disk, tape, etc.) shall reflect the Contracts that are being acquired by WFSRC2 and shall set forth the following information with respect to each such Contract in numbered columns:

                        Information                              Column Number
                        -----------                              -------------
Contract Number ("ACCT NBR")...........................              2
Date of Origination ("ORG DT").........................              9
Maturity Date ("MAT DT")...............................             15
Monthly P&I ("P&I")....................................             10
Original Principal Balance ("ORIG AMT")................             16 Top
Principal Balance ("PRIN BAL").........................             16 Bottom
Discount Rate ("APR")..................................              7

      "Servicer" means WFS Financial Inc in its capacity as the Servicer of the Contracts under Section 3.01, and, in each case upon succession in accordance herewith, each successor servicer in the same capacity pursuant to Section 3.01 and each successor Servicer pursuant to Section 6.02.

      "Servicer Default" means an event specified in Section 6.01.

      "Servicing Fee" means, as to any Distribution Date, the aggregate amount calculated in respect to the Servicing Fee for each month in the related Due Period, which for each such month shall equal the product of one-twelfth of the Servicing Fee Percent and the aggregate of the Principal Balances of the Contracts Outstanding as of the first day of such month or, in the case of the first month of the first Due Period, the Closing Date. The Servicing Fee attributable to the first month in the first Due Period will be prorated based on the number of days from the Closing Date to the last day of such month.

      "Servicing Fee Percent" means 1.25% per annum.

      "Simple Interest Contract" means a Contract as to which interest is calculated each day on the basis of the actual principal balance of such Contract on such day.

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      "Title Document" means, with respect to any Financed Vehicle, the certificate of title for, or other evidence of ownership of, such Financed Vehicle issued by the Registrar of Titles in the jurisdiction in which such Financed Vehicle is registered.

      "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

      "United States" means the United States of America.

      Section 1.02. Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

      Section 1.03. Section References. All Section references, unless otherwise indicated, shall be to Sections in this Agreement.

      Section 1.04. Accounting Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

                                   ARTICLE TWO

                                 CONTRACT FILES

      Section 2.01 Custody of Contract Files.

      (a) Subject to Sections 2.04, 5.04 and 6.01, WFSRC2 hereby irrevocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of WFSRC2 as custodian of the Contract Documents. .

      (b) The Servicer shall cause the electronic record of the Contracts maintained by it to be clearly marked to indicate that the Contracts are owned by WFSRC2 and shall not in any way assert or claim an ownership interest in the Contracts. It is intended by the Servicer's agreement pursuant to this Section that WFSRC2 shall be deemed to have possession of the Contract Documents for purposes of Section 9-313 of the UCC of the state in which the Contract Documents are located.

      Section 2.02 Duties of Servicer as Custodian.

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      (a) Safekeeping. The Servicer shall hold the Contract Files on behalf of
WFSRC2, and maintain such accurate and complete accounts, records and computer systems pertaining to each Contract File as shall enable WFSRC2 to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the files relating to all comparable automobile contracts that the Servicer owns or services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic physical inspections of the Contract Files held by it under this Agreement and of the related accounts, records and computer systems, and shall maintain them in such a manner as shall enable WFSRC2 to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to WFSRC2 any failure on its part to hold the Contract Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure.

      (b) Maintenance of and Access to Records. The Servicer shall maintain each Contract File at one of its offices specified in Attachment I hereto or at such other location as shall be specified to WFSRC2 by 30 days' prior written notice. The Servicer shall permit WFSRC2 or its respective duly authorized representatives, attorneys or auditors to inspect the Contract Files and the related accounts, records and computer systems maintained by the Servicer at such times as such Persons may request.

      (c) Release of Documents. Upon instruction from WFSRC2, the Servicer shall release any Contract File to WFSRC2, or WFSRC2's designee, as the case may be, at such place or places as WFSRC2 may designate, as soon as practicable.

      Section 2.03 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Contract Files upon its receipt of written instructions signed by an officer of WFSRC2.

      Section 2.04 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of each such Closing Date and shall continue in full force and effect until terminated under this Section. If the Servicer shall resign in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated pursuant to Section 6.01, the appointment of the Servicer as custodian shall be terminated by WFSRC2 pursuant to Section 6.01. As soon as practicable after any termination of such appointment, the Servicer shall, at its own expense, deliver the Contract Files to WFSRC2 or its agent at such place or places as WFSRC2 may reasonably designate and shall cooperate in good faith to effect such delivery.

      Section 2.05 Nonpetition Covenant.

      (a) Servicer shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against WFSRC2 under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of WFSRC2 or any substantial part of its property, or ordering the winding up or liquidation of the affairs of WFSRC2.

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                                 ARTICLE THREE

                    ADMINISTRATION AND SERVICING OF CONTRACTS

      Section 3.01. Duties of Servicer. In consideration of WFSRC2's payment of the Servicing Fee to the Servicer, shall, as agent for WFSRC2, manage, service, administer and make collections on the Contracts. The Servicer agrees that its servicing of the Contracts shall be carried out in accordance with customary and usual procedures of financial institutions which service motor vehicle retail installment sales contracts and installment loans and, to the extent more exacting, the procedures used by the Servicer in respect of such contracts serviced by it for its own account. In accordance with the foregoing, the Servicer may, whenever an Obligor has become delinquent or the Servicer believes an Obligor may become delinquent, in order to preserve the ultimate collectability of amounts due on a Contract, modify the payment schedule on any Contract by reducing the annual percentage rate on such Contract without the consent of WFSRC2. In addition, the Servicer may reduce the principal amount of a Contract (i.e., write-down a portion of the principal amount due on such Contract and, accordingly, lower the Monthly P&I on such Contract). Any such modifications or reductions exceeding a reasonable limit may be made only with the consent of WFSRC2. The Servicer may also extend the Maturity Date on a Contract in accordance with Section 3.02. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing statements to WFSRC2 with respect to distributions for WFSRC2 on an annual basis, based on a tax year for WFSRC2 that is the calendar year. The Servicer shall have, subject to the terms hereof, full power and authority, acting alone, and subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable; provided, however, that the Servicer shall commence repossession efforts in respect of any Financed Vehicle respecting which the related Contract is four or more months delinquent excluding any bankrupt accounts. Without limiting the generality of the foregoing, but subject to the provisions of this Agreement, the Servicer is authorized and empowered by WFSRC2 to execute and deliver, on behalf of itself or WFSRC2 any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts or to the Financed Vehicles. WFSRC2 shall furnish the Servicer all documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

      The Servicer shall deposit in or credit to the Collection Account within two Business Days of receipt all collections of Monthly P&I received on or after the Closing Date on or in respect of the Contracts together with the proceeds of all Prepayments and any accompanying interest. The foregoing requirement for deposit in the Collection Account are exclusive, it being understood that collections in the nature of late payment charges or extension fees or collections allocable to payments to be made by the Servicer on behalf of Obligors for payment of insurance premiums or similar items need not be deposited in the Collection Account and may be retained by the Servicer as additional servicing compensation or for application on behalf of Obligors, as the case may be.

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      With respect to payments of Monthly P&I made by Obligors to the Servicer's lock box, the Servicer shall direct the Person maintaining the lock box to deposit the amount collected on or in respect of the Contracts to the Collection Account.

      In order to facilitate the servicing of the Contracts by the Servicer, the Servicer shall retain, subject to and only to the extent permitted by the provisions of this Agreement, all collections on or in respect of the Contracts prior to the time they are remitted or credited, in accordance with such provisions, to the Collection Account, as the case may be. The Servicer acknowledges that the unremitted collections on the Contracts are the property of WFSRC2, and the Servicer agrees to act as custodian and bailee of WFSRC2 in holding such monies and collections.

      The Servicer shall retain all data (including, without limitation, computerized records) relating directly to or maintained in connection with the servicing of the Contracts at the address of the Servicer set forth as Attachment I to this Agreement or, upon 15 days' notice to WFSRC2, at such other place where the servicing offices of the Servicer are located, and shall give WFSRC2 access to all data at all reasonable times. While a Servicer Default shall be continuing, the Servicer shall, on demand of WFSRC2, deliver or cause to be delivered to WFSRC2 all data (including, without limitation, computerized records and, to the extent transferable, related operating software) necessary for the servicing of the Contracts and all monies collected by it and required to be deposited in or credited to the Collection Account.

      Section 3.02. Collection of Contract Payments. The Servicer shall use its best efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due and shall use its best efforts to cause each Obligor to make all payments in respect of his or her Contract to the Servicer. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charges in connection with delinquent payments on a Contract or prepayment charges and (ii) in order to work out a default or an impending default due to the financial condition of the Obligor, modify the payment schedule of a Contract that is 60 days or more delinquent or extend the Maturity Date of such delinquent Contract by up to 90 days in the aggregate past the originally scheduled date of the last payment on such Contract.

      Section 3.03. Insurance. To the extent the Obligor fails to maintain a comprehensive and collision insurance policy in an amount at least equal to the lesser of (i) the actual cash value of the Financed Vehicle or (ii) the Principal Balance due under the related Contract, the Servicer shall exercise best efforts to obtain the LDI Policy in respect of such Financed Vehicle; provided, however, that the Servicer shall not be required to maintain such insurance in respect of any Financed Vehicle as to which the related Contract has an unpaid Principal Balance of less than $4,000 or the related Contract has six or fewer months remaining before its Maturity Date.

      Section 3.04. Maintenance of Security Interests in Financed Vehicles. The Servicer shall take such steps as are necessary to maintain continuous perfection and priority of the security interest created by each Contract in the related Financed Vehicle, including but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-registering and refiling of all security agreements, financing statements, continuation statements or other instruments as are necessary to maintain the security interest granted by Obligors under the respective Contracts. WFSRC2 hereby authorizes the Servicer to take such

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steps as are necessary to re-perfect such security interest on behalf of WFSRC2 in the event of the relocation of a Financed Vehicle or for any other reason.

      Section 3.05. Covenants, Representations and Warranties of the Servicer. The Servicer hereby makes the following covenants, representations and warranties on which WFSRC2 is deemed to have relied in acquiring the Contracts. Such covenants, representations and warranties speak as of the execution and delivery of this Agreement and as of each Closing Date.

            (a) The Servicer covenants as to the Contracts:

                  (i) Lien in Force. The Financed Vehicle securing each Contract shall not be released from the lien granted by the Contract in whole or in part, except as contemplated herein.

                  (ii) Impairment. The Servicer shall not impair the rights of
            WFSRC2 in the Contracts.

                  (iii) Amendments. The Servicer shall not amend the terms of any Contract, except that extensions or modifications may be granted in accordance with Section 3.02.

                  (iv) Transfers. The Servicer may consent to the sale or
            transfer by an Obligor of any Financed Vehicle if the original Obligor under the related Contract remains liable under such Contract and the transferee assumes all of the Obligor's obligations thereunder.

            (b) The Servicer represents, warrants and covenants:

                  (i) Organization and Good Standing. The Servicer (A) has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, (B) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (C) has full power, authority and legal right to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement.

                  (ii) Power and Authority. The execution and delivery by the
            Servicer of this Agreement are within the corporate power of the Servicer and have been duly authorized by all necessary corporate action on the part of the Servicer. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Servicer or its properties or the articles of incorporation or bylaws of the Servicer, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Servicer is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its

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            property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

                  (iii) Governmental Consents. The Servicer is not required to obtain the consent of any other party or consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except (in each case) such as have been obtained and are in full force and effect.

                  (iv) Binding Obligation. This Agreement has been duly executed and delivered by the Servicer and, assuming the due authorization, execution and delivery thereof by WFSRC2 constitutes a legal, valid and binding instrument enforceable against the Servicer in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally).

                  (v) No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Servicer, threatened against or affecting the Servicer, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, or which will, if determined adversely to the Servicer, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect the Servicer's ability to perform its obligations hereunder. The Servicer is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by the above-mentioned documents.

                  (vi) Other Consents. The Servicer has obtained or made all necessary consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental persons, in each case in connection with the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement.

      Section 3.06. Replacement of Servicer upon Breach of Covenant. The Servicer or WFSRC2 shall inform the other party promptly, in writing, upon the discovery of any breach pursuant to Section 3.02, 3.04 or 3.05. Unless the breach shall have been cured within 30 days following such discovery, WFSRC2 shall have the right, in its sole discretion, to replace Servicer and immediately terminate this Agreement. Servicer shall further indemnify WFSRC2 against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach.

      Section 3.07. Servicing Compensation. As compensation for the performance of its obligations under this Agreement and subject to the terms of this Section, the Servicer shall be entitled to receive on each Distribution Date the Servicing Fee. As servicing compensation in

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addition to the Servicing Fee, the Servicer shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of Contracts. The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement of such expenses.

      Section 3.08. Reporting by the Servicer.

      (a) Upon the request of WFSRC2, but no more than once a month, the Servicer shall transmit to WFSRC2 a statement including any of the following information as requested by WFSRC2:

            (i) the Net Collections for a specified Distribution Date;

            (ii) the Servicing Fee with respect to the related Due Period;

            (iii) the aggregate amount, if any, paid by or due from it for the purchase of Contracts which the Servicer has become obligated to purchase pursuant to Section 3.06;

            (iv) the net amount of funds which have been deposited in or credited to the Collection Account in respect of such Due Period after giving effect to all permitted deductions therefrom pursuant to Section 4.02; and

any other information relating to the Contracts reasonably requested by WFSRC2.

      Section 3.09. Access to Certain Documentation and Information Regarding Contracts. The Servicer shall provide to WFSRC2 access to the Contract Files. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the designated offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

      Section 3.10. Fidelity Bond. The Servicer shall maintain a fidelity bond in such form and amount as is customary for banks acting as custodian of funds and documents in respect of mortgage loans or consumer contracts on behalf of institutional investors.

                                  ARTICLE FOUR

                        COLLECTION ACCOUNT; DISTRIBUTIONS

      Section 4.01. Establishment of Collection Accounts.

      (a) Prior to the Closing Date, the Servicer shall open an account, which may be with the Servicer or the Bank, in the name of WFSRC2 (the "Collection Account"), bearing a designation clearly indicating that the funds deposited in or credited to such account are held for the benefit of WFSRC2. The Collection Account shall relate solely to the Contracts. The Servicer shall give WFSRC2 at least five Business Days' written notice of any change in the location of the

Collection Account and any related account identification information. All monies deposited in or credited to, from time to time, the Collection Account shall be the property of WFSRC2.

      (b) WFSRC2 shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be property of WFSRC2. The Servicer shall have the power, revocable by WFSRC2, to make withdrawals and payments from the Collection Account for the purpose of permitting the Servicer to carry out its duties hereunder.

      Section 4.02. Collections; Net Deposits. Subject to Section 4.03, the Servicer shall remit or credit all payments by the Obligors on the Contracts, all payments on behalf of Obligors on the Contracts and all Net Insurance Proceeds to the Collection Account (within two Business Days as specified in Section 3.01). So long as WFS Financial Inc is the Servicer, the Servicer shall have the right, on a basis not more frequently than once per month (although deposits shall be made into the Collection Account within two Business Days pursuant to Section 3.01), to deduct from amounts received that are otherwise required to be deposited in or credited to the Collection Account and, to the extent such amounts are insufficient, to withdraw and deliver to it from the Collection Account, amounts due to be paid hereunder to the Servicer after giving effect to application of the payment priorities specified in this Article for the month (or other applicable period), and to pay such amounts to itself as Servicer. Notwithstanding the foregoing, the Servicer shall maintain the records and accounts for such deposits and credits on a gross basis.

      Section 4.03 . Application of Collections. On or prior to the last day of each calendar month, all collections for the related month shall be applied by the Servicer as follows: with respect to each Contract, payments by or on behalf of an Obligor shall be applied first to late payment and extension fees, second to interest accrued on the Contract, third to principal due on the Contract and fourth to administrative charges, if any. Any excess shall be applied to prepay the Principal Balance of the Contract.

      Section 4.04 Distributions. On each Distribution Date, the Servicer shall make the following deposits and distributions to the extent of the Net Collections for such Distribution Date, in the following amounts and order of priority: (i) to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Due Periods; and (ii) to WFSRC2, the balance of the Net Collection after giving effect to the reduction in Net Collections described in the preceding clause (i).

                                  ARTICLE FIVE
                                  THE SERVICER

      5.01 Liability of Servicer; Indemnities. Subject to Section 6.02, the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement. Such obligations shall include the following:

            (a) The Servicer shall indemnify, defend and hold harmless WFSRC2 from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer, or any of its Affiliates of a Financed Vehicle.

            (b) The Servicer shall indemnify, defend and hold harmless WFSRC2 from and against any taxes that may at any time be asserted against WFSRC2 with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but not including any taxes asserted with respect to, and as of the date of, the sale of the Contracts to WFSRC2 or ownership of the Contracts, and costs and expenses in defending against the same.

            (c) The Servicer shall indemnify, defend and hold harmless WFSRC2 from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

            (d) The Servicer shall indemnify, defend and hold harmless WFSRC2 from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of WFSRC2; (ii) relates to any tax other than the taxes with respect to which Servicer shall be required to indemnify WFSRC2; or (iii) shall arise from WFSRC2's breach of any of their respective representations or warranties set forth herein.

      The Servicer shall immediately notify WFSRC2 if a claim is made by a third party with respect to the Contracts, shall assume, with the consent of WFSRC2, the defense of any such claim, pay all expenses in connection therewith, including counsel fees, and shall promptly pay, discharge and satisfy any judgment or decree which may be entered against it. Indemnification under this Section shall survive the termination of this Agreement and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

      Section 5.02. Corporate Existence; Status as Servicer; Merger. The Servicer shall not consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets as an entirety to any Person unless the corporation formed by such consolidation or into which the Servicer has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Servicer as an entirety can lawfully perform the obligations of the Servicer hereunder and executes and delivers to WFSRC2 an agreement in form and substance reasonably satisfactory to WFSRC2, which contains an assumption by such successor entity of the due and punctual performance or observance of each covenant and condition to be performed or observed by the Servicer under this Agreement.

      Section 5.03. Performance of Obligations. The Servicer shall punctually perform and observe all of its obligations and agreements contained in this Agreement. The Servicer shall not take any action, or permit any action to be taken by others, which would excuse any person from any of its covenants or obligations under any of the Contract Documents, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Contract Documents or any such instrument, except as expressly provided herein and therein.

      Section 5.04. Servicer Not to Resign; Assignment.

      (a) The Servicer shall not resign from the duties and obligations hereby imposed on it except upon determination by its board of directors that by reason of change in applicable legal requirements the continued performance by the Servicer of its duties hereunder would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or its financial condition, said determination to be evidenced by a resolution of its board of directors to such effect accompanied by a written opinion of counsel (who may be counsel to the Servicer), satisfactory to WFSRC2, to such effect. No such resignation shall become effective unless and until a new servicer acceptable to WFSRC2 is willing to service the Contracts and enters into a servicing agreement with WFSRC2 in form and substance substantially similar to this Agreement and satisfactory to WFSRC2. No such resignation shall affect the obligation of the Servicer to repurchase Contracts pursuant to
Section 3.06.

      (b) Except as specifically permitted in this Agreement, the Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided that the Servicer may assign this Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 5.02.

      (c) Except as provided in Sections 5.04(a) and (b), the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated, and shall survive the exercise by WFSRC2 right or remedy under this Agreement or the enforcement by WFSRC2 of any provision of this Agreement.

      (d) The resignation of the Servicer in accordance with this Section shall not affect the rights of WFSRC2 hereunder. If the Servicer resigns pursuant to this Section, its appointment as custodian can be terminated pursuant to Section
2.04. Limitation on Liability of Servicer and Others.

      (a) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to WFSRC2, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

      (b) The Servicer and any director, officer, employee or agent of the Servicer shall be reimbursed by WFSRC2 for any contractual damages, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

      Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Contracts in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement.

                                  ARTICLE SIX

                                     DEFAULT

      Section 6.01. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

            (a) any failure by the Servicer, to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be as deposited, credited or delivered or to make any required distributions therefrom, that shall continue unremedied for a period of three Business Days after written notice of such failure is received from WFSRC2 or after discovery of such failure by an officer of the Servicer;

            (b) any failure by the Servicer to deliver to WFSRC2 a report in accordance with Section 4.08, or the Servicer shall have defaulted in the due observance of any provision of Section 5.02 (other than failure to enter into an assumption agreement under Section 5.02, which is a Servicer Default only if such failure continues for ten Business Days);

            (c) failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which failure shall (i) materially and adversely affect the rights of WFSRC2 and (ii) continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by WFSRC2;

            (d) the occurrence of an Insolvency Event with respect to WFSRC2 or the Servicer; or

            (e) any representation, warranty or statement of the Servicer or WFSRC2 made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made , and the incorrectness of such representation, warranty or statement has a material adverse effect on WFSRC23 and, within 30 days after written notice thereof shall have been given to the

Servicer by WFSRC2, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

then, and in each and every case, so long as such Servicer Default shall not have been remedied, WFSRC2, by notice then given in writing to the Servicer may terminate all the rights and obligations of the Servicer under this Agreement. Upon such termination, termination of the Servicer as custodian can be made pursuant to Section 2.05. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, shall, without further action, pass to and be vested in WFSRC2 or such successor Servicer as may be appointed under Section 6.02. The Servicer shall cooperate with WFSRC2 in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to WFSRC2 for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Contract.

      Section 6.02. Purchaser to Act; WFSRC2 of Successor. Upon the Servicer's receipt of notice of termination pursuant to Section 6.01 or resignation pursuant to Section 5.04, WFSRC2 shall be the successor to the Servicer in its capacity as servicer under this Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement. WFSRC2 may, if it shall be unwilling to act, or shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of motor vehicle retail installment sales contracts, as the successor to the Servicer under this Agreement. WFSRC2 and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                                  ARTICLE SEVEN

                                   TERMINATION

      Unless terminated as a result of a Servicer Default, this Agreement shall continue until all Contracts have been paid in full or until the Servicer and WFSRC2 mutually agree to terminate this Agreement. If, at such time of termination, any Contracts remain Outstanding, all Contract Documents and Net Collections shall be delivered to WFSRC2.

                                  ARTICLE EIGHT

                                  MISCELLANEOUS

      Section 8.01 Amendment. This Agreement may be amended by the Servicer and WFSRC2 only by a subsequent written agreement executed by any such Persons.

      Section 8.02 Protection of Title to Contracts and Proceeds.

      (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the perfection and priority of the interest of WFSRC2 in the Contracts and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to WFSRC2 file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

      (b) The Servicer shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 8.02(a) seriously misleading within the meaning of Section 9-507 of the UCC, unless it shall have given WFSRC2 at least 60 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

      (c) The Servicer shall give WFSRC2 at least 60 days' prior written notice of any relocation of the principal executive office of the Servicer or the Servicer if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States.

      (d) The Servicer shall maintain or cause to be maintained accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and
(ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in or credited to the Collection Account in respect of such Contract.

      (e) The Servicer shall maintain or cause to be maintained its computer systems so that, from and after the time of sale under this Agreement of the Contracts, the Servicer's master computer records (including any backup archives) that shall refer to a Contract indicate clearly the interest of WFSRC2 in such Contract and that such Contract is owned by WFSRC2. Indication of WFSRC2's ownership interest in a Contract shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Contract shall have been paid in full or repurchased.

      (f) If at any time the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive retail installment sales contracts to any prospective purchaser, lender or other transferee, the Servicer shall give or cause to be given to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold and is owned by WFSRC2.

      (g) The Servicer shall permit WFSRC2 and its agents, at any time during normal business hours, to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Contract.

      Section 8.03 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights, and remedies of the parties under the Agreement shall be determined in accordance with such laws.

      Section 8.04 Notices. All demands, notices and communications upon or to the Servicer or WFSRC2 under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt in the case of (i) the Servicer, 23 Pasteur, Irvine, California 92618, Attention: Legal Department, (ii) WFSRC2, 23 Pasteur, Irvine, California 92618, Attention: Legal Department; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

      Section 8.05 Severability of Provisions. If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 8.06 Assignment. Notwithstanding anything to the contrary contained herein, as provided in Sections 5.02 and 5.04, this Agreement may not be assigned by the Servicer without the prior written consent of WFSRC2.

      Section 8.07 Third Party Beneficiaries. Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party other than WFSRC2 shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

      Section 8.08 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

      Section 8.09 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be duly executed by their respective officers as of the date first above written.

                              WFS RECEIVABLES CORPORATION 2

                              By: ______________________________________________
                                  Name: John Coluccio
                                  Title: President

                              WFS FINANCIAL INC

                              By: ______________________________________________
                                  Name: J. Keith Palmer
                                  Title: Senior Vice President and Treasurer

                                                                      SCHEDULE A

                              SCHEDULE OF CONTRACTS

      Schedule of Contracts on file at the offices of the Servicer and WFSRC2.

      Closing Date as it relates to the Schedule of Contracts set forth in this Schedule A shall mean August 20, 2004.

                                                                       EXHIBIT I

                           LOCATION OF CONTRACT FILES

WFS Financial Inc                     WFS Financial Inc
23 Pasteur                            6061 N. State Highway 161
Irvine, CA 92618                      Irving, TX 75038
714-727-1000                          800-811-4334 or 214-409-3300

                                      B-1